Exhibit 99.1

diaDexus Announces FDA Acceptance for Review of 510(k) Submission for PLAC Test for Lp-PLA2 Activity

SOUTH SAN FRANCISCO, Calif., July 17, 2014 — diaDexus, Inc. (OTCQB: DDXS), a company developing and commercializing proprietary cardiovascular diagnostic products, today announced that it has received notice from the U.S. Food and Drug Administration (FDA) that an administrative acceptance review was conducted on the traditional 510(k) submission of the PLAC Test for Lp-PLA2 Activity, and it was found to contain all of the necessary information needed to proceed with the substantive review. The PLAC Test for Lp-PLA2 Activity is an enzyme assay for the quantitative determination of Lp-PLA2 (Lipoprotein-Associated Phospholipase A2) activity in human plasma and serum.

“We have been working closely with the FDA through the pre-submission process to determine a path forward to obtain U.S. clearance for the Activity Test, and we are pleased that we are now one step closer in the regulatory process,” said Emi Zychlinsky, Ph.D., chief technical officer of diaDexus. “We have been focused on adding the PLAC test for Lp-PLA2 Activity to our product offering as it is performed on high throughput clinical chemistry analyzers and is designed to improve productivity and increase value for all of our customers, both cardiovascular specialty laboratories and large clinical laboratories.”

About Lp-PLA2

Lipoprotein-Associated Phospholipase A2 (Lp-PLA2) is a vascular-specific inflammatory marker that is critical in the formation of rupture-prone plaque. When elevated, this enzyme indicates arterial inflammation, which is associated with increased risk for cardiovascular disease.

About the PLAC® Tests

The PLAC Tests are simple blood tests that measure Lp-PLA2 levels in a patient’s blood. diaDexus has developed and commercialized two PLAC Tests. The PLAC Test ELISA Kit is cleared by the FDA as an aid in predicting risk for coronary heart disease and ischemic stroke associated with atherosclerosis and is commercially available in the United States. The PLAC Test for Lp-PLA2 Activity is CE-marked and available in the European Union; this test has not been cleared by the FDA.

About diaDexus, Inc.

diaDexus, Inc., based in South San Francisco, California, develops and commercializes proprietary cardiovascular diagnostic products addressing unmet needs in cardiovascular disease. The company’s PLAC® Test ELISA Kit is the only blood test cleared by the FDA to aid in predicting risk for both coronary heart disease and ischemic stroke associated with atherosclerosis, the #1 and #3 causes of death, respectively, in the United States. The company’s PLAC® Test for Lp-PLA2 Activity, a CE-marked test, is an indicator of atherosclerotic cardiovascular disease, the #1 cause of death in Europe. diaDexus is ISO 13485 certified and manufactures the PLAC Test for Lp-PLA2Activity on-site. For more information, please visit the company’s website at www.diaDexus.com.

Forward-Looking Statements

This release contains forward-looking statements based on current expectations and assumptions which entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to diaDexus that could cause actual results to differ materially from those expressed in such forward-looking statements include the timing of the 510(k) clearance of the PLAC Test for Lp-PLA2 Activity and whether, if cleared, its ability to gain acceptance in the marketplace; and whether levels of Lp-PLA2 will continue to play a role in the evaluation of coronary heart disease. Additional factors that could cause diaDexus’ results to differ materially from those described in the forward-looking statements can be found in diaDexus’ most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission, and available at the SEC’s web site at www.sec.gov. The information set forth herein speaks only as of the date hereof, and except as required by law, diaDexus disclaims any intention and does not assume any obligation to update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

CONTACT:

diaDexus, Inc.

Lori Rafield, Ph.D., 650-246-6427

Interim Executive Chair and Chairman of the Board of Directors

or

Investor/Media Relations:

BrewLife

Kelly France, Ph.D., 415-946-1076

kfrance@brewlife.com

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